CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the use in this Amendment No. 4 to Registration Statement No. 333-114479 of WPT Enterprises, Inc. on Form S-1 of our report dated April 9, 2004 (July 28, 2004 as to Note 9) related to World Poker Tour, LLC appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE

Minneapolis, Minnesota
August 4, 2004